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                                                               Exhibit No. 10-3


                          INTERIM MANAGEMENT AGREEMENT


       This Interim Management Agreement, made and entered into this 3rd day of December, 1998, (the "Closing Date"), by and between Paradigm Health Services of Ohio, Inc. ("Manager" or "Buyer"), and MHM Extended Care Services, Inc. ("ECS").

       WHEREAS, ECS provides mental health services to certain nursing home patients in the States of Tennessee and Georgia under contracts with nursing homes and otherwise; and

       WHEREAS, on the date of this Agreement, ECS and Manager have closed the transaction contemplated by the Purchase Agreement between the parties dated as of ______________,in which transaction Manager has purchased certain of the assets and business of the Operations as defined therein, such purchase to be effective as of the Effective Date;

       WHEREAS, during the period of time between the Closing Date and the Effective Date the parties wish to provide for the management of the Operations on the terms and conditions herein;

       NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

       1. Engagement. ECS hereby engages Manager to manage, administer and operate the Operations, commencing on the Closing Date, and Manager hereby accepts such engagement. As of the Closing Date and until the Effective Date, ECS hereby authorizes Manager to supervise, manage and direct the day-to-day operations of the Operations and to perform its duties and exercise its rights under this Agreement. It is the intention of the parties that such management and operation of the Operations by Manager shall be consistent with all applicable standards, rules and regulations and of those federal, state and local agencies having jurisdiction over or in connection with the Operations. Manager acknowledges that the Operations do not include, and neither the Purchase Agreement nor this Management Agreement extend to the operations conducted by ECS in the State of Georgia pursuant to its PASARR contract with the Georgia Department of Medical Assistance.

       2. Relationship. It is expressly agreed by the parties hereto that Manager is at all times hereunder acting and performing as an independent contractor and that no act, commission or omission of either party hereto shall be construed to make or render the other party its principal, agent, joint venturer or associate, except to the extent specified herein. Wherever Manager is required to seek the approval of ECS to


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perform any of the duties hereunder such approval shall not be unreasonably withheld.

       3. Responsibilities of Manager. For the term of this Agreement and except as otherwise provided herein, as manager of the Operations, Manager shall have the responsibility to conduct, supervise and manage all aspects of the operation of the Operations, and shall have responsibility and commensurate authority for, but not limited to, the following:

           a. Charges. The establishment, maintenance, revision and administration of the overall charge structure of the Operations.

           b. Personnel Administration. At manager's expense, the hiring or engaging as employees, independent contractors or otherwise, and supervision of all personnel needed for the Operations, including the clinical, administrative and financial staff, the administration of wage scales, rates of compensation, employee benefits, conditions of employment, in-service training, attendance a seminars or conferences, staffing schedules and job and position descriptions with respect to all employees of or contractors to, the Operations.

           c. Collection of Accounts. Subject to Section 6, the issuance of bills for services furnished by the Operations and the collection of accounts and monies owed during the management period.

           d. Payment of Accounts and Indebtedness. The payment of payroll, trade accounts, taxes, rents and all other expenses of operation and obligations of the Operations arising after Closing, together with the obligation to provide funding for such payments excluding ECS's one half share of the rent and utilities for the Nashville premises.

           e. Account and Financial Records. The establishment and administration of accounting procedures and controls, and systems for the development, preparation and safekeeping of records and books of accounting relating to the business and financial affairs of the Operations.

           f. Depositories for Funds. Maintenance of accounts in such banks, savings and loan associations, and other financial institutions as Manager may from time to time select, (including certificates of deposits) with such balances therein (which may be interest-bearing or non-interest-bearing) as Manager shall from time to time deem appropriate, taking into account the cash needs of the Operations, and the disbursement from such accounts of such amounts of the Operations' funds as Manager shall from time to time determine to be appropriate in the discharge of the responsibilities of Manager under this Agreement.


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           g. Purchases. The purchase of drugs, supplies, and all other materials and services which Manager shall deem to be necessary for the operations, subject to all provisions hereof.

           h. Administrative and Fiscal Services. Provision of all administrative and fiscal services to the Operations, including collections, accounting, auditing (by a certified public accountant selected by Manager), bookkeeping, budgeting, patient billings and record keeping, accounts receivable and accounts payable processing, electronic data processing and such other services, including marketing, recruiting and quality control, as may from time to time be required.

           i. Patient Records. Supervision of maintenance of patient records and record retrieval and provision of monitoring services to assist in quality assurance reviews. After closing, ECS will provide manager with access to all such records.

           j. Contracts for Services. Manager shall be empowered to negotiate, enter into, and administer on behalf of the Operations all contracts for services which Manager may determine are necessary for the Operations, such contracts to be upon such terms and for such rates of compensation as Manager shall determine. ECS hereby appoints Manager as its agent and attorney in fact to act for ECS with respect to that certain Employment Agreement dated as of March 1, 1997, as amended, between ECS, Psychiatric Speciality Group, P.C. and Gilbert Katz, M.D., with all authority and power ECS would have acting on its own behalf. This appointment and power includes, but is not limited to, renegotiation of the Employment Agreement, exercise of the rights of termination provided therein, and enforcement of any and all of the provisions of the Employment Agreement including those as to non-competition and confidentiality. Manager shall be responsible for all obligations payable to Dr. Katz after the Closing Date. This appointment and power shall remain in effect until the Effective Date, at which time it is acknowledged Manager will assume the Employment Contract with Dr. Katz. Schedule 3(j) includes said contract and all amendments thereto, together with all the agreements between ECS and Dr. Katz or Psychiatric Speciality Group, P.C.

       4.  Covenants by ECS.

           a. Liabilities and Obligations. ECS shall not, during the term of this Agreement, without approval of Manager, incur any new liabilities or obligations in relation to the Operations, including without limitation, employment arrangements, debts, mortgages, liens, credit arrangements, loans or leases.

           b. Prompt Consideration. In all matters requiring ECS's decision or consent under the terms of this Agreement, ECS shall promptly consider such matters and expeditiously advise Manager of its decision so as not to hinder, damage or delay Manager in its management or direction of the Operations or its accomplishment of its


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duties and responsibilities under the terms of this Agreement.

       5.  Covenants by Manager.

           a. Compliance with Agreements and Contracts. Manager will not take any action that would cause Operations to default on any of its contracts and agreements.

           b. Patient Confidentiality. With respect to patients who receive treatment as part of the Operations, Manager shall assure compliance with all statutes, regulations, and rules concerning patient confidentiality.

           c. Manager covenants and agrees to use its best reasonable efforts to obtain at the earliest practical date the Provider Numbers necessary to permit Buyer to bill Medicare and Medicaid programs for services rendered, and ECS and Manager covenant and agree to use their best reasonable efforts to obtain all necessary consents of third parties to the assignment of the contracts to Purchaser or its designee. The Company covenants and agrees not to assign such contracts to any party other than Manager or a designee of Manager.

        6. Collection of Accounts Receivable. Manager shall have the right to collect and retain all accounts receivable arising with respect to the Operations on and after the Closing Date, to the extent such accounts receivable are assignable, and ECS hereby assigns to Manager all of its rights, title, and interest in and to such accounts receivable. Promptly upon receipt of payment for any accounts receivable arising with respect to the Operations on and after the Closing Date that are not assignable, ECS shall forward such payment to Manager. If Manager receives any payments of accounts receivable arising from services rendered before the Closing Date, Manager will not negotiate payment of the check, but shall instead promptly give ECS possession of the check. If such check includes payment of an account or accounts receivable arising both from the Operations before as well as after the Closing Date, the party receiving such payment shall promptly forward to the other party such portion of the payment to which that party is entitled.

        7. Amounts Paid. No amount paid or to be paid hereunder is intended to be, nor shall it be construed to be, an inducement or payment for referral of patients by ECS to Manager or any affiliate of Manager or by Manager or any affiliate of Manager to ECS. In addition, no amount paid or advanced hereunder includes any discount, rebate, kickback or other reduction in charge. The parties shall comply in all respects with all applicable requirements of the Medicare and Medicaid Fraud and Abuse "safe-harbor" regulations (the "Safe Harbor Regulations") as they may exist from time to time, including, but not limited to, the requirements of the Safe Harbor Regulations regarding management agreements, and any amendment thereto, and shall comply with all


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applicable directives, orders or other lawful pronouncements of any lawful authority related to the Safe Harbor Regulations.

       8.  Limitation of Liability; Indemnifications.

           a. ECS shall indemnify Manager and any and all subsidiaries, parents and affiliates of Manager, and the officers, directors, stockholders and employees of Manager and its subsidiaries, parents and affiliates, and shall hold each of them harmless from and against, any and all liability, claims, losses, costs, actions, judgment or damages, and any expenses relating thereto (including reasonable attorneys' fees and expenses), arising (a) from the ownership and/or operation of the Operations in respect of any and all periods prior to the Closing under the Purchase Agreement and/or (b) as a result of the acts or omissions (negligent or otherwise) of ECS's agents, officers or employees prior to the Closing under the Purchase Agreement (including, without limitation, any claims by, or liability to, third parties, any governmental agency, or patients of the Operations. Provided, however, that this paragraph, and the indemnification provided therein, shall not apply to the Assumed Liabilities as defined in the Purchase Agreement and Manager shall remain fully responsible for the Assumed Liabilities pursuant to the Purchase Agreement.

           b. Manager shall indemnify ECS and any and all subsidiaries, parents and affiliates, and the officers, directors, stockholders and employees of ECS and its subsidiaries, parents and affiliates, and shall hold each of them harmless from and against, any and all liability, claims, losses, costs, actions, judgments or damages, and any expenses relating thereto (including reasonable attorneys' fees and expenses), arising from (a) the Operations during the term of this Agreement (including, without limitation, all payroll, trade accounts, short and long-term indebtedness, taxes, rents, and all other expenses of operations and obligations of the Operations to the extent that such expenses or obligations accrue on or after the Closing Date) and/or (b) Manager's performance under this Agreement and/or (c) as a result of the acts or omissions (negligent or otherwise) of Manager's agents, officers or employees (including, without limitation, any claims by, or liability to, third parties, Manager and its subsidiaries and affiliates, any governmental agency, or patients of the Operations.

           c. Each party acknowledges that the other has made no representations or warranties, express or implied, and assumes no financial or other responsibilities or liabilities in connection with this Agreement except as specifically provided herein and in the Purchase Agreement.

        9. Insurance. Manager shall maintain at all times during the term of this Agreement, at Manager's own expense, professional liability insurance covering Manager and its employees, officers and directors with limits of one million ($1,000,000) dollars per occurrence and three million ($3,000,000) dollars in the aggregate.


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Manager shall maintain at all times during the term of this Agreement, at
Manager's own expense, general comprehensive liability insurance in such amounts, with such coverages and with such companies as may be commercially reasonable. All of the insurance required to be maintained under this Section shall contain an endorsement naming ECS as additional insured thereunder and shall not be cancelable without ten (10) days prior written notice to Manager and ECS.

       10. Term and Termination.

           a. Term. The term of this Agreement shall begin on the date of Closing under the Purchase Agreement and shall terminate on the Effective Date. The Effective Date shall be the earlier of: (i) Manager obtaining its own Provider Numbers for use in the Operations; or (ii) termination by Manager pursuant to Section 10(b); or (iii) or six months from the Closing Date under the Purchase Agreement, whichever first occurs.

           b. Events of Default and Termination. Either party shall have the right to terminate this Agreement prior to the Effective date: (i) on the occurrence of a material breach hereof by the other party not cured within five
(5) business days of the giving of notice as to such breach; or (ii) if any change in applicable law renders this Agreement, in whole or in material part, illegal or unenforceable. Manager may terminate this Agreement at any time, with or without cause, on three business days notice to ECS. Such termination shall not effect transfer of the Acquired Assets under the Purchase Agreement and Closing.

       11. Notice. Any notice or other communication by either party to the other shall be in writing and shall be deemed to have been given, if either delivered personally or mailed, postage prepaid, registered or certified mail addressed as follows:

                To ECS:        MHM Extended Care Services, Inc.
                               8000 Towers Crescent Drive
                               Suite 810
                               Vienna, Virginia 22182

                To Manager:    Paradigm Health Services
                               13575 58th Street North, Suite 152
                               Clearwater, Florida 33760

or to such other address, and to the attention of such other person or officer as either party may designate in writing.


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       12. Modification and Changes. This Agreement cannot be changed or modified except by another agreement in writing executed by both parties.

       13. Headings. The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provisions of this Agreement.

       14. Confidentiality. The parties agree that the terms and conditions of this Agreement shall remain confidential. No party shall distribute this Agreement, or any part thereof, to an third parties unless required by law or by contractual requirements.

       15. Governing Law. This Agreement shall be deemed to have been made and shall be construed and interpreted in accordance with the laws of the State of Tennessee.

       In witness whereof, the parties have executed this Agreement as of the Effective Date.

                                          MHM EXTENDED CARE SERVICES, INC.


                                          By: [SIGNATURE]
                                             --------------------
                                          Its: Executive Vice President


                                          PARADIGM HEALTH SERVICES of Ohio, INC.


                                          By: [SIGNATURE]
                                             -------------------
                                          Its: President

The undersigned corporate partner of Paradigm Health Services, Inc. hereby grantee's performance by Manager of its obligations hereunder, and agrees to indemnify and hold ECS harmless as to any defaults by Manager or its obligations hereunder.

                                          PARADIGM HEALTH SERVICES, INC.

                                          By: [SIGNATURE]
                                             -------------------
                                          Its: President

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